UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2015

MB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55341	47-1696350
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

1920 Rock Spring Road, Forest Hill, Maryland	21050
(Address of principal executive offices)	(Zip Code)

(410) 420-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of MB Bancorp, Inc. (the “Company”) was held on May 26, 2015. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors for terms of three years by the following vote:

	FOR	WITHHELD

Barry A. Kuhne	1,298,014	70,731
Julia A. Newton	1,131,949	236,796

There were 382,979 broker non-votes on the proposal.

2.	The appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN

1,740,471	6,910	4,343

There were no broker non-votes on the proposal.

3.	An advisory vote was taken to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN

1,039,323	103,576	225,846

There were 382,979 broker non-votes on the proposal.

4.	An advisory vote was taken on the frequency of the shareholder vote to approve the compensation of the Company’s named executive officers and the vote was as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN

1,255,231	53,904	33,882	25,728

There were 382,979 broker non-votes on the proposal.

The Company’s Board of Directors determined that a shareholder vote to approve the compensation of the Company’s named executive officers will be included annually in the Company’s proxy materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MB BANCORP, INC.

Date: May 27, 2015	By:	/s/ Julia A. Newton
Julia A. Newton
President and Chief Executive Officer